UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2006 (April 3, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURE

Item 1.02. Termination of a Material Definitive Agreement.
     On April 3, 2006, subsidiaries of Windrose Medical Properties Trust (the “Company”) terminated purchase agreements to acquire three medical office properties with E1-PV, L.P., Rose Hill Meadows, Ltd., Medistar Herman Drive Medical Center, Ltd. and Medistar Webster Medical Center, Ltd. (the “Sellers”). The Company disclosed the material terms of these purchase agreements and filed the purchase agreements as Exhibits 10.1, 10.2 and 10.3 in its Current Report on Form 8-K filed on March 7, 2006 (the “Prior 8-K”). The information disclosed under Item 1.01 in the Prior 8-K is incorporated by reference herein.
     The purchase agreements provided that the Company would have a 30-day due diligence inspection period, which expired on April 3, 2006. Upon the completion of the Company’s due diligence inspection period, the Company had the absolute right, in its sole discretion, to terminate the purchase agreements for any reason. After completing its due diligence inspection, the Company’s management has determined that the three properties did not meet the Company’s current acquisition parameters. Accordingly, the Company terminated the purchase agreements on April 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: April 6, 2006	By:	/s/ Daniel R. Loftus
Daniel R. Loftus
Executive Vice President, Secretary and General Counsel

3